SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                          13-4026700
(State of Incorporation or Organization)                       (I.R.S. Employer
                                                             Identification no.)
             1585 Broadway
              New York, NY                                           10036
(Address of Principal Executive Offices)                           (Zip Code)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), please     to General Instruction A.(d), please
check the following box. |X|             check the following box. |_|


Securities Act registration statement file number to which this form relates:
333-64879 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                     Name of Each Exchange on
         Title of Each Class                                Which Each
         to be so Registered                         Class is to be Registered
         -------------------                         -------------------------
SATURNS CSFB USA Debenture Backed Series
2003-13 Callable Units                                New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-3 through S-8, S-9 through S-11 and S-22 through S-26, respectively, of the Registrant's related Prospectus Supplement, dated August 25, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

                  None.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 26, 2003

                                                     MS STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By: /s/ John Kehoe
                                                        ------------------------
                                                     Name:  John Kehoe
                                                     Title: Vice President